Sabre reports second quarter 2018 results

•	Second quarter revenue increased 9.3%

•	Travel Network revenue rose 13.2%, with bookings growth of 7.6%

•	Airline Solutions revenue decreased 2.4%

•	Hospitality Solutions revenue grew 10.4%

•	Net income attributable to common stockholders increased to $92.2 million and operating income increased to $138.8 million

•	Diluted net income attributable to common stockholders per share (EPS) increased to $0.33

•	Adjusted Operating Income decreased 0.3% to $172.0 million

•	Adjusted EPS grew 5.7% to $0.37

•	Cash provided by operating activities decreased 5.3% to $146.6 million

•	Maintained full-year 2018 guidance

SOUTHLAKE, Texas – July 31, 2018 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended June 30, 2018.

"Over the past eighteen months, we've significantly strengthened our position as a trusted and innovative technology partner, while reinforcing our commitment to leading in next-generation technology across retailing, distribution and fulfillment across all channels. Our momentum is growing, and the second quarter was continued evidence of our progress," said Sean Menke, Sabre president and CEO. "The macro global travel environment was supportive, and as a leader at the center of the business of travel, we benefitted. We saw strong share gain at Travel Network and wrapped up large implementations including SabreSonic at LATAM and the SynXis Central Reservation System at Wyndham, the world's largest hotelier. The resulting strong second quarter results give us confidence in our full-year outlook and long-term business trajectory."

Q2 2018 Financial Summary

Sabre consolidated second quarter revenue increased 9.3% to $984.4 million, compared to $900.7 million in the year ago period.

Net income attributable to common stockholders totaled $92.2 million, versus a net loss of $6.5 million in the second quarter of 2017. Second quarter operating income was $138.8 million, versus $18.7 million in the second quarter of 2017. Diluted net income attributable to common stockholders per share increased to $0.33 from a loss of $0.02 in the second quarter of 2017. The increase in net income attributable to common stockholders and operating income was driven by favorable comparisons related to a $92.0 million impairment charge and a $25.3 million charge related to the announcement of a cost reduction and business alignment program in the year-ago period, as well as by solid revenue growth and the benefits of cost initiatives.

Second quarter consolidated Adjusted Operating Income was $172.0 million, a 0.3% decrease from $172.5 million in the second quarter of 2017. The decline in Sabre's consolidated Adjusted Operating Income was the result of increased technology costs due to the cloud transition and other initiatives that drove a rotation from capital expenditures to operating expenses, as well as higher depreciation and amortization, partially offset by solid revenue growth.

For the quarter, Sabre reported Adjusted Net Income from continuing operations per share (Adjusted EPS) of $0.37, an increase of 5.7% from $0.35 per share in the second quarter of 2017.

With regards to Sabre's second quarter 2018 cash flows (versus prior year):

•	Cash provided by operating activities totaled $146.6 million (vs. $154.8 million)

•	Cash used in investing activities (capital expenditures) totaled $67.2 million (vs. $79.1 million)

•	Cash used in financing activities totaled $73.1 million (vs. $54.5 million)

•	Free Cash Flow totaled $79.5 million (vs. $75.7 million)

During the second quarter of 2018, Sabre returned $64.8 million to shareholders, including $38.5 million through its regular quarterly dividend and $26.3 million through share repurchases.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change
Total Company:

Revenue	$984,376	$900,663	9.3	$1,972,745	$1,816,016	8.6
Operating Income	$138,833	$18,718	641.7	$304,234	$182,044	67.1
Net income (loss) attributable to common stockholders	$92,246	$(6,487)	N/A	$180,126	$69,452	159.4
Diluted net income (loss) attributable to common stockholders per share (EPS)	$0.33	$(0.02)	N/A	$0.65	$0.25	160.0

Adjusted Gross Profit*	$373,678	$368,578	1.4	$778,257	$769,355	1.2
Adjusted EBITDA*	$277,002	$261,417	6.0	$578,340	$558,978	3.5
Adjusted Operating Income*	$171,986	$172,498	(0.3)	$369,582	$383,438	(3.6)
Adjusted Net Income*	$102,343	$97,132	5.4	$223,553	$215,236	3.9
Adjusted EPS*	$0.37	$0.35	5.7	$0.81	$0.77	5.2

Cash provided by operating activities	$146,647	$154,841	(5.3)	$341,839	$277,876	23.0
Cash used in investing activities (capital expenditures)	$(67,187)	$(79,092)	(15.1)	$(131,886)	$(167,410)	(21.2)
Cash used in financing activities	$(73,054)	$(54,524)	34.0	$(201,525)	$(162,312)	24.2

Free Cash Flow*	$79,460	$75,749	4.9	$209,953	$110,466	90.1

Net Debt (total debt, less cash)	$3,090,737	$3,211,648
Net Debt / LTM Adjusted EBITDA*	2.8x	3.1x

Travel Network:

Revenue	$719,685	$635,615	13.2	$1,440,821	$1,299,092	10.9
Transaction Revenue	$679,300	$591,211	14.9	$1,356,662	$1,210,794	12.0
Other Revenue	$40,385	$44,404	(9.1)	$84,159	$88,298	(4.7)
Operating Income	$195,052	$182,779	6.7	$405,725	$410,911	(1.3)

Adjusted Operating Income*	$196,003	$183,292	6.9	$407,847	$412,322	(1.1)

Total Bookings	140,817	130,911	7.6	291,649	273,613	6.6
Air Bookings	122,864	114,855	7.0	257,515	242,219	6.3
Lodging, Ground and Sea Bookings	17,953	16,056	11.8	34,134	31,394	8.7

Air Bookings Share	37.1%	36.0%		37.0%	36.3%

Airline Solutions:

Revenue	$204,822	$209,874	(2.4)	$411,425	$403,487	2.0
Operating Income	$22,813	$35,240	(35.3)	$53,525	$54,959	(2.6)

Adjusted Operating Income*	$22,813	$35,240	(35.3)	$53,525	$54,959	(2.6)

Passengers Boarded	195,699	215,867	(9.3)	370,342	412,210	(10.2)

Hospitality Solutions:

Revenue	$68,314	$61,906	10.4	$136,442	$126,269	8.1
Operating Income	$1,964	$2,193	(10.4)	$4,101	$1,871	119.2

Adjusted Operating Income*	$1,964	$2,193	(10.4)	$4,101	$1,871	119.2

Central Reservation System Transactions	22,555	N/A	N/A	39,519	N/A	N/A

*Indicates non-GAAP financial measure; see descriptions and reconciliations below

Travel Network

Second quarter 2018 highlights (versus prior year):

•	Travel Network revenue increased 13.2% to $719.7 million.

•
Global bookings increased 7.6% in the quarter, supported by an increase of 23.5% in Asia-Pacific that reflects the completion of the Flight Centre agency conversion and strong market growth. Bookings also increased 5.0% in North America, and 5.0% in EMEA. Latin American bookings declined 1.4%. Global air bookings share was 37.1%.

•	Operating income increased 6.7% to $195.1 million, and operating income margin was 27.1%.

•	Adjusted Operating Income increased 6.9% to $196.0 million, and Adjusted Operating Income Margin was 27.2%.

•
Operating income and Adjusted Operating Income were supported by strong revenue growth and the benefits of the cost reduction and business alignment program initiated in August of 2017, partially offset by higher incentive expense, increased technology costs and higher depreciation and amortization.

Airline Solutions

Second quarter 2018 highlights (versus prior year):

•
Airline Solutions revenue decreased 2.4% to $204.8 million. SabreSonic reservation system revenue declined low-single digits due to the ending of legacy reservation system services provided to Southwest Airlines at the end of the second quarter in 2017. AirVision and AirCentre commercial and operations solutions revenue also declined low-single digits due to the impact of adopting the revenue recognition standard, Revenue from Contracts with Customers ("ASC 606"), and discrete professional services revenue declined modestly.

•
The year-over-year impact of adopting ASC 606 drove a $7.2 million revenue reduction in the quarter, including upfront revenue recognition from license fee renewals and new implementations. Excluding the impacts of the Southwest Airlines de-migration and ASC 606, Airline Solutions revenue grew 8.0% in the quarter.

•
Airline passengers boarded declined 9.3% in the quarter due to the impact of the Southwest Airlines de-migration. Passengers boarded increased 9.8% on a consistent carrier basis. On May 22, 2018, Sabre successfully completed the implementation of the SabreSonic reservation system at LATAM.

•	Operating income and Adjusted Operating Income decreased 35.3% to $22.8 million. Operating income margin and Adjusted Operating Income Margin were 11.1%.

•
The decline in operating income and Adjusted Operating Income was driven by the impacts of the Southwest Airlines de-migration and ASC 606, increased technology costs and higher depreciation and amortization, partially offset by the benefits of cost initiatives.

Hospitality Solutions

Second quarter 2018 highlights (versus prior year):

•
Hospitality Solutions revenue increased 10.4% to $68.3 million. Contributing to the rise in revenue was teens growth in SynXis software and services revenue driven primarily by growth in central reservations system transactions, offset somewhat by a decline in project-based digital marketing services revenue.

•	Central reservation system transactions totaled 22.6 million.

•	Operating income and Adjusted Operating Income decreased 10.4% to $2.0 million. Operating income margin and Adjusted Operating Income Margin were 2.9%.

•
The decline in operating income and Adjusted Operating Income was driven by higher headcount-related expenses to support business growth, increased technology expenses and higher depreciation and amortization, partially offset by revenue growth and the benefits of cost initiatives.

Business Outlook and Financial Guidance

With respect to the 2018 guidance below, full-year Adjusted EBITDA guidance consists of Adjusted Operating Income guidance adjusted for the impact of depreciation and amortization of property and equipment, amortization of capitalized implementation costs and amortization of upfront incentive consideration of approximately $410 million.

Full-year Adjusted Operating Income guidance consists of Adjusted Net Income guidance adjusted for the impact of interest expense, net of approximately $155 million and provision for income taxes less tax impact of net income adjustments of approximately $125 million.

Full-year Adjusted Net Income guidance consists of full-year expected net income attributable to common stockholders adjusted for the estimated impact of loss from discontinued operations, net of tax, of approximately $5 million; net income attributable to noncontrolling interests of approximately $5 million; acquisition-related amortization of approximately $70 million; stock-based compensation expense of approximately $60 million; other items (primarily consisting of litigation and other costs) of approximately $5 million; and the tax benefit of the above adjustments of approximately $20 million. Full-year Adjusted EPS guidance consists of Adjusted Net Income divided by the projected weighted-average diluted common share count for the full year of approximately 278 million.

Full-year Free Cash Flow guidance consists of expected full-year cash provided by operating activities of $715 million to $735 million adjusted for additions to property and equipment of $290 million to $310 million.

Full-Year 2018 Guidance

Sabre reiterated full-year 2018 guidance. Sabre's full-year 2018 guidance is summarized as follows:

	Range	Growth Rate
($ millions, except EPS)
Revenue	$3,760M - $3,840M	4% - 7%

Adjusted EBITDA	$1,075M - $1,115M	0% - 3%

Adjusted Operating Income	$665M - $705M	(6%) - 0%

Adjusted Net Income	$385M - $425M	(1%) - 9%

Adjusted EPS	$1.39 - $1.53	(1%) - 9%

Capital Expenditures (GAAP)	$290M - $310M	(8%) - (2%)

Free Cash Flow	Approximately $425M	Approximately 18%

The 2018 guidance above incorporates the expected impact of Sabre's adoption of the revenue recognition standard ASC 606 on a modified retrospective basis, as well as the expected impact of U.S. tax reform. The estimated impact of U.S. tax reform is preliminary and subject to finalization, and consequently the actual impact may differ materially.

Conference Call

Sabre will conduct its second quarter 2018 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is the leading technology provider to the global travel industry. Sabre’s software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotel properties to manage critical operations, including passenger and guest reservations, revenue management, flight, network and crew management. Sabre also operates a leading global travel marketplace, which processes more than US$120 billion of global travel spend annually by connecting travel buyers and suppliers. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, investors.sabre.com. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that we obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. We have not independently verified this third-party information nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income from continuing operations ("Adjusted Net Income"), Adjusted EBITDA, Adjusted Net Income from continuing operations per share ("Adjusted EPS"), Free Cash Flow, and the ratios based on these financial measures. In addition, we provide certain forward guidance with respect to Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income, Adjusted EPS and Free Cash Flow. We are unable to provide this forward guidance on a GAAP basis without unreasonable effort; however, see "Business Outlook and Financial Guidance" for additional information including estimates of certain components of the non-GAAP adjustments contained in the guidance.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "guidance," "believe," "momentum," "progress," "outlook," "trajectory," "expect," "estimate," "preliminary," "anticipate," "will," "project," “may,” “should,” “would,” “intend," “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, maintenance of the integrity of our systems and infrastructure and the effect of any security breaches, reliance on third parties to provide information technology services, implementation of software solutions, exposure to pricing pressure in the Travel Network business, the implementation and effects of new or renewed agreements, the effects of the implementation of new accounting standards, travel suppliers' usage of alternative distribution models, failure to adapt to technological advancements, competition in the travel distribution market and solutions markets, the implementation and results of our cost reduction and business alignment program, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, changes affecting travel supplier customers, our ability to recruit, train and retain employees, including our key executive officers and technical employees, our collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, adverse global and regional economic and political conditions, including, but not limited to, economic conditions in countries or regions with traditionally high levels of exports to China or that have commodities-based economies and the effect of "Brexit" and uncertainty due to related negotiations, risks arising from global operations, reliance on the value of our brands, the effects of litigation, failure to comply with regulations, use of third-party distributor partners, the financial and business effects of acquisitions, including integration of these acquisitions, and tax-related matters, including the effect of the Tax Cuts and Jobs Act. More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" section in our Quarterly Report on Form 10-Q filed with the SEC on May 1, 2018, in the "Risk Factors" and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 16, 2018 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media	Investors
Tim Enstice	Barry Sievert
+1-682-605-6162	sabre.investorrelations@sabre.com
tim.enstice@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$984,376	$900,663	$1,972,745	$1,816,016
Cost of revenue	721,759	643,067	1,414,616	1,250,653
Selling, general and administrative	123,784	146,856	253,895	291,297
Impairment and related charges	—	92,022	—	92,022
Operating income	138,833	18,718	304,234	182,044
Other income (expense):
Interest expense, net	(39,409)	(38,097)	(77,518)	(77,658)
Loss on extinguishment of debt	—	—	(633)	—
Joint venture equity income	951	513	2,122	1,411
Other, net	(7,735)	(752)	(8,841)	(15,986)
Total other expense, net	(46,193)	(38,336)	(84,870)	(92,233)
Income (loss) from continuing operations before income taxes	92,640	(19,618)	219,364	89,811
Provision (benefit) for income taxes	75	(15,466)	36,350	16,241
Income (loss) from continuing operations	92,565	(4,152)	183,014	73,570
Income (loss) from discontinued operations, net of tax	760	(1,222)	(447)	(1,699)
Net income (loss)	93,325	(5,374)	182,567	71,871
Net income attributable to noncontrolling interests	1,079	1,113	2,441	2,419
Net income (loss) attributable to common stockholders	$92,246	$(6,487)	$180,126	$69,452

Basic net income (loss) per share attributable to common stockholders:
Income (loss) from continuing operations	$0.33	$(0.02)	$0.66	$0.26
Loss from discontinued operations	—	—	—	(0.01)
Net income (loss) per common share	$0.33	$(0.02)	$0.66	$0.25
Diluted net income (loss) per share attributable to common stockholders:
Income (loss) from continuing operations	$0.33	$(0.02)	$0.65	$0.25
Loss from discontinued operations	—	—	—	(0.01)
Net income (loss) per common share	$0.33	$(0.02)	$0.65	$0.25
Weighted-average common shares outstanding:
Basic	275,715	278,441	275,220	277,900
Diluted	277,180	278,441	276,565	279,919

Dividends per common share	$0.14	$0.14	$0.28	$0.28

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$370,003	$361,381
Accounts receivable, net	562,147	490,558
Prepaid expenses and other current assets	163,095	108,753
Total current assets	1,095,245	960,692
Property and equipment, net of accumulated depreciation of $1,379,864 and $1,236,523	787,583	799,194
Investments in joint ventures	28,936	27,527
Goodwill	2,553,002	2,554,987
Acquired customer relationships, net of accumulated amortization of $699,703 and $687,072	337,248	351,034
Other intangible assets, net of accumulated amortization of $616,590 and $594,015	309,595	332,171
Deferred income taxes	37,913	31,817
Other assets, net	633,761	591,942
Total assets	$5,783,283	$5,649,364

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$164,868	$162,755
Accrued compensation and related benefits	85,493	112,343
Accrued subscriber incentives	316,486	271,200
Deferred revenues	81,002	110,532
Other accrued liabilities	204,747	198,353
Current portion of debt	57,168	57,138
Tax Receivable Agreement	93,439	59,826
Total current liabilities	1,003,203	972,147
Deferred income taxes	192,339	99,801
Other noncurrent liabilities	331,390	480,185
Long-term debt	3,374,826	3,398,731

Stockholders’ equity
Common Stock: $0.01 par value; 450,000 authorized shares; 291,397 and 289,138 shares issued, 275,125 and 274,342 shares outstanding at June 30, 2018 and December 31, 2017, respectively	2,914	2,891
Additional paid-in capital	2,210,820	2,174,187
Treasury Stock, at cost, 16,272 and 14,796 shares at June 30, 2018 and December 31, 2017, respectively	(377,000)	(341,846)
Retained deficit	(848,948)	(1,053,446)
Accumulated other comprehensive loss	(111,125)	(88,484)
Noncontrolling interest	4,864	5,198
Total stockholders’ equity	881,525	698,500
Total liabilities and stockholders’ equity	$5,783,283	$5,649,364

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
Operating Activities
Net income	$182,567	$71,871
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	204,819	198,687
Deferred income taxes	57,538	(16,121)
Amortization of upfront incentive consideration	39,117	32,293
Stock-based compensation expense	26,200	22,758
Allowance for doubtful accounts	3,152	5,356
Joint venture equity income	(2,122)	(1,411)
Amortization of debt issuance costs	1,995	3,640
Debt modification costs	1,558	11,730
Dividends received from joint venture investments	981	896
Loss on extinguishment of debt	633	—
Loss from discontinued operations	447	1,699
Impairment and related charges	—	92,022
Other	1,875	7,135
Changes in operating assets and liabilities:
Accounts and other receivables	(83,162)	(125,913)
Prepaid expenses and other current assets	9,777	(1,434)
Capitalized implementation costs	(21,597)	(31,444)
Upfront incentive consideration	(43,463)	(37,260)
Other assets	(16,867)	(31,207)
Accrued compensation and related benefits	(30,683)	7,170
Accounts payable and other accrued liabilities	(8,597)	41,702
Deferred revenue including upfront solution fees	17,671	25,707
Cash provided by operating activities	341,839	277,876
Investing Activities
Additions to property and equipment	(131,886)	(167,410)
Cash used in investing activities	(131,886)	(167,410)
Financing Activities
Cash dividends paid to common stockholders	(77,053)	(77,934)
Payments on Tax Receivable Agreement	(58,908)	(99,241)
Repurchase of common stock	(26,281)	(22,213)
Payments on borrowings from lenders	(23,655)	(1,856,803)
Net receipts on the settlement of equity-based awards	1,637	9,383
Debt issuance and modification costs	(1,567)	(12,380)
Proceeds of borrowings from lenders	—	1,897,625
Other financing activities	(15,698)	(749)
Cash used in financing activities	(201,525)	(162,312)
Cash Flows from Discontinued Operations
Cash used in operating activities	(3,064)	(2,780)
Cash used in discontinued operations	(3,064)	(2,780)
Effect of exchange rate changes on cash and cash equivalents	3,258	(2,792)
Increase (decrease) in cash and cash equivalents	8,622	(57,418)
Cash and cash equivalents at beginning of period	361,381	364,114
Cash and cash equivalents at end of period	$370,003	$306,696

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)

Reconciliation of net income (loss) attributable to common stockholders to Adjusted Net Income, Adjusted EBITDA and Adjusted Operating Income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income (loss) attributable to common stockholders	$92,246	$(6,487)	$180,126	$69,452
(Income) loss from discontinued operations, net of tax	(760)	1,222	447	1,699
Net income attributable to noncontrolling interests(1)	1,079	1,113	2,441	2,419
Income (loss) from continuing operations	92,565	(4,152)	183,014	73,570
Adjustments:
Acquisition-related amortization(2a)	17,588	20,259	35,178	55,440
Impairment and related charges(6)	—	92,022	—	92,022
Loss on extinguishment of debt	—	—	633	—
Other, net(4)	7,735	752	8,841	15,986
Restructuring and other costs(7)	—	25,304	—	25,304
Litigation costs(5)	1,020	958	1,848	4,459
Stock-based compensation	13,594	14,724	26,200	22,758
Tax impact of net income adjustments	(30,159)	(52,735)	(32,161)	(74,303)
Adjusted Net Income from continuing operations	$102,343	$97,132	$223,553	$215,236
Adjusted Net Income from continuing operations per share	$0.37	$0.35	$0.81	$0.77
Diluted weighted-average common shares outstanding(8)	277,180	279,833	276,565	279,919

Adjusted Net Income from continuing operations	$102,343	$97,132	$223,553	$215,236
Adjustments:
Depreciation and amortization of property and equipment(2b)	74,960	63,810	149,423	125,110
Amortization of capitalized implementation costs(2c)	10,395	8,948	20,218	18,137
Amortization of upfront incentive consideration(3)	19,661	16,161	39,117	32,293
Interest expense, net	39,409	38,097	77,518	77,658
Remaining provision for income taxes	30,234	37,269	68,511	90,544
Adjusted EBITDA	$277,002	$261,417	$578,340	$558,978
Less:
Depreciation and amortization(2)	102,943	93,017	$204,819	$198,687
Amortization of upfront incentive consideration(3)	19,661	16,161	$39,117	$32,293
Acquisition-related amortization(2a)	(17,588)	(20,259)	$(35,178)	$(55,440)
Adjusted Operating Income	$171,986	$172,498	$369,582	$383,438

Reconciliation of Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cash provided by operating activities	$146,647	$154,841	$341,839	$277,876
Cash used in investing activities	(67,187)	(79,092)	(131,886)	(167,410)
Cash used in financing activities	(73,054)	(54,524)	(201,525)	(162,312)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cash provided by operating activities	$146,647	$154,841	$341,839	$277,876
Additions to property and equipment	(67,187)	(79,092)	(131,886)	(167,410)
Free Cash Flow	$79,460	$75,749	209,953	110,466

Reconciliation of Net Income to LTM Adjusted EBITDA (for Net Debt Ratio):

	Three Months Ended
	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	LTM
Net income attributable to common stockholders	$90,989	$82,090	$87,880	$92,246	$353,205
Loss (income) from discontinued operations, net of tax	529	(296)	1,207	(760)	680
Net income attributable to noncontrolling interests(1)	1,307	1,387	1,362	1,079	5,135
Income from continuing operations	92,825	83,181	90,449	92,565	359,020
Adjustments:
Acquisition-related amortization(2a)	20,226	20,194	17,590	17,588	75,598
Impairment and related charges(6)	—	(10,910)	—	—	(10,910)
Loss on extinguishment of debt	1,012	—	633	—	1,645
Other, net(4)	3,802	(56,318)	1,106	7,735	(43,675)
Restructuring and other costs(7)	—	(1,329)	—	—	(1,329)
Litigation (reimbursements) costs, net(5)	(40,929)	963	828	1,020	(38,118)
Stock-based compensation	11,655	10,276	12,606	13,594	48,131
Depreciation and amortization of property and equipment(2b)	66,332	73,438	74,463	74,960	289,193
Amortization of capitalized implementation costs(2c)	10,484	11,510	9,823	10,395	42,212
Amortization of upfront incentive consideration(3)	18,005	17,113	19,456	19,661	74,235
Interest expense, net	38,919	37,348	38,109	39,409	153,785
Provision for income taxes	40,595	71,201	36,275	75	148,146
Adjusted EBITDA	$262,926	$256,667	$301,338	$277,002	$1,097,933

Net Debt (total debt, less cash)					$3,090,737
Net Debt / LTM Adjusted EBITDA					2.8x

	Three Months Ended
	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	LTM
Net income (loss) attributable to common stockholders	$40,815	$24,561	$75,939	$(6,487)	$134,828
Loss from discontinued operations, net of tax	394	5,309	477	1,222	7,402
Net income attributable to noncontrolling interests(1)	1,047	1,150	1,306	1,113	4,616
Income (loss) from continuing operations	42,256	31,020	77,722	(4,152)	146,846
Adjustments:
Acquisition-related amortization(2a)	39,430	35,847	35,181	20,259	130,717
Impairment and related charges(6)	—	—	—	92,022	92,022
Loss on extinguishment of debt	3,683	—	—	—	3,683
Other, net(4)	(281)	(23,100)	15,234	752	(7,395)
Restructuring and other costs(7)	583	16,463	—	25,304	42,350
Acquisition-related costs(9)	90	65	—	—	155
Litigation costs(5)	7,034	41,906	3,501	958	53,399
Stock-based compensation	12,913	12,512	8,034	14,724	48,183
Depreciation and amortization of property and equipment(2b)	58,271	65,153	61,300	63,810	248,534
Amortization of capitalized implementation costs(2c)	11,529	9,030	9,189	8,948	38,696
Amortization of upfront incentive consideration(3)	17,139	12,352	16,132	16,161	61,784
Interest expense, net	38,002	41,837	39,561	38,097	157,497
Provision (benefit) for income taxes	7,208	6,740	31,707	(15,466)	30,189
Adjusted EBITDA	$237,857	$249,825	$297,561	$261,417	$1,046,660

Net Debt (total debt, less cash)					$3,211,648
Net Debt / LTM Adjusted EBITDA					3.1x

Reconciliation of operating income (loss) to Adjusted Gross Profit, Adjusted EBITDA and Adjusted Operating Income (Loss) by business segment:

	Three Months Ended June 30, 2018
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$195,052	$22,813	$1,964	$(80,996)	$138,833
Add back:
Selling, general and administrative	35,467	18,568	8,043	61,706	123,784
Cost of revenue adjustments:
Depreciation and amortization(2)	25,560	42,879	8,646	7,928	85,013
Amortization of upfront incentive consideration(3)	19,661	—	—	—	19,661
Stock-based compensation	—	—	—	6,387	6,387
Adjusted Gross Profit	275,740	84,260	18,653	(4,975)	373,678
Selling, general and administrative	(35,467)	(18,568)	(8,043)	(61,706)	(123,784)
Joint venture equity income	951	—	—	—	951
Selling, general and administrative adjustments:
Depreciation and amortization(2)	2,875	3,424	344	11,287	17,930
Litigation costs(5)	—	—	—	1,020	1,020
Stock-based compensation	—	—	—	7,207	7,207
Adjusted EBITDA	244,099	69,116	10,954	(47,167)	277,002
Less:
Depreciation and amortization(2)	28,435	46,303	8,990	19,215	102,943
Amortization of upfront incentive consideration(3)	19,661	—	—	—	19,661
Acquisition-related amortization(2a)	—	—	—	(17,588)	(17,588)
Adjusted Operating Income (Loss)	$196,003	$22,813	$1,964	$(48,794)	$171,986

Operating income margin	27.1%	11.1%	2.9%	NM	14.1%
Adjusted Operating Income Margin	27.2%	11.1%	2.9%	NM	17.5%

	Three Months Ended June 30, 2017
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$182,779	$35,240	$2,193	$(201,494)	$18,718
Add back:
Selling, general and administrative	38,126	21,227	12,348	75,155	146,856
Impairment and related charges(6)	—	—	—	92,022	92,022
Cost of revenue adjustments:
Depreciation and amortization(2)	23,326	35,699	7,242	9,748	76,015
Amortization of upfront incentive consideration(3)	16,161	—	—	—	16,161
Restructuring and other costs(7)	—	—	—	12,976	12,976
Stock-based compensation	—	—	—	5,830	5,830
Adjusted Gross Profit	260,392	92,166	21,783	(5,763)	368,578
Selling, general and administrative	(38,126)	(21,227)	(12,348)	(75,155)	(146,856)
Joint venture equity income	513	—	—	—	513
Selling, general and administrative adjustments:
Depreciation and amortization(2)	3,197	2,195	388	11,222	17,002
Restructuring and other costs(7)	—	—	—	12,328	12,328
Litigation costs(5)	—	—	—	958	958
Stock-based compensation	—	—	—	8,894	8,894
Adjusted EBITDA	225,976	73,134	9,823	(47,516)	261,417
Less:
Depreciation and amortization(2)	26,523	37,894	7,630	20,970	93,017
Amortization of upfront incentive consideration(3)	16,161	—	—	—	16,161
Acquisition-related amortization(2a)	—	—	—	(20,259)	(20,259)
Adjusted Operating Income (Loss)	$183,292	$35,240	$2,193	$(48,227)	$172,498

Operating income margin	28.8%	16.8%	3.5%	NM	2.1%
Adjusted Operating Income Margin	28.8%	16.8%	3.5%	NM	19.2%

	Six Months Ended June 30, 2018
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$405,725	$53,525	$4,101	$(159,117)	$304,234
Add back:
Selling, general and administrative	75,972	36,784	17,459	123,680	253,895
Cost of revenue adjustments:
Depreciation and amortization(2)	52,942	83,714	17,336	14,947	168,939
Amortization of upfront incentive consideration(3)	39,117	—	—	—	39,117
Stock-based compensation	—	—	—	12,072	12,072
Adjusted Gross Profit	573,756	174,023	38,896	(8,418)	778,257
Selling, general and administrative	(75,972)	(36,784)	(17,459)	(123,680)	(253,895)
Joint venture equity income	2,122	—	—	—	2,122
Selling, general and administrative adjustments:
Depreciation and amortization(2)	5,780	6,296	1,276	22,528	35,880
Litigation costs(5)	—	—	—	1,848	1,848
Stock-based compensation	—	—	—	14,128	14,128
Adjusted EBITDA	505,686	143,535	22,713	(93,594)	578,340
Less:
Depreciation and amortization(2)	58,722	90,010	18,612	37,475	204,819
Amortization of upfront incentive consideration(3)	39,117	—	—	—	39,117
Acquisition-related amortization(2a)	—	—	—	(35,178)	(35,178)
Adjusted Operating Income (Loss)	$407,847	$53,525	$4,101	$(95,891)	$369,582

Operating income margin	28.2%	13.0%	3.0%	NM	15.4%
Adjusted Operating Income Margin	28.3%	13.0%	3.0%	NM	18.7%

	Six Months Ended June 30, 2017
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$410,911	$54,959	$1,871	$(285,697)	$182,044
Add back:
Selling, general and administrative	77,836	41,115	24,408	147,938	291,297
Impairment and related charges(6)	—	—	—	92,022	92,022
Cost of revenue adjustments:
Depreciation and amortization(2)	46,419	70,622	14,319	18,352	149,712
Amortization of upfront incentive consideration(3)	32,293	—	—	—	32,293
Restructuring and other costs(7)	—	—	—	12,976	12,976
Stock-based compensation	—	—	—	9,011	9,011
Adjusted Gross Profit	567,459	166,696	40,598	(5,398)	769,355
Selling, general and administrative	(77,836)	(41,115)	(24,408)	(147,938)	(291,297)
Joint venture equity income	1,411	—	—	—	1,411
Selling, general and administrative adjustments:
Depreciation and amortization(2)	6,456	4,387	655	37,477	48,975
Restructuring and other costs(7)	—	—	—	12,328	12,328
Litigation costs(5)	—	—	—	4,459	4,459
Stock-based compensation	—	—	—	13,747	13,747
Adjusted EBITDA	497,490	129,968	16,845	(85,325)	558,978
Less:
Depreciation and amortization(2)	52,875	75,009	14,974	55,829	198,687
Amortization of upfront incentive consideration(3)	32,293	—	—	—	32,293
Acquisition-related amortization(2a)	—	—	—	(55,440)	(55,440)
Adjusted Operating Income (Loss)	$412,322	$54,959	$1,871	$(85,714)	$383,438

Operating income margin	31.6%	13.6%	1.5%	NM	10.0%
Adjusted Operating Income Margin	31.7%	13.6%	1.5%	NM	21.1%

Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income from continuing operations ("Adjusted Net Income"), Adjusted EBITDA, Adjusted EPS, Free Cash Flow and ratios based on these financial measures.

We define Adjusted Gross Profit as operating income (loss) adjusted for selling, general and administrative expenses, impairment and related charges, amortization of upfront incentive consideration, the cost of revenue portion of depreciation and amortization, restructuring and other costs, and stock-based compensation included in cost of revenue.

We define Adjusted Operating Income (Loss) as operating income (loss) adjusted for joint venture equity income, impairment and related charges, acquisition-related amortization, restructuring and other costs, litigation costs (reimbursements), net, and stock-based compensation.

We define Adjusted Net Income as net income (loss) attributable to common stockholders adjusted for loss (income) from discontinued operations, net of tax, net income attributable to noncontrolling interests, acquisition-related amortization, impairment and related charges, loss on extinguishment of debt, other, net, restructuring and other costs, litigation costs, net, stock-based compensation and the tax impact of net income adjustments.

We define Adjusted EBITDA as Adjusted Net Income adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, amortization of upfront incentive consideration, interest expense, net, and remaining provision (benefit) for income taxes.

We define Adjusted EPS as Adjusted Net Income divided by diluted weighted-average common shares outstanding.

We define Free Cash Flow as cash provided by operating activities less cash used in additions to property and equipment.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures and meet working capital requirements. We also believe that Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income, Adjusted EBITDA and Adjusted EPS assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Free Cash Flow and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•	these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted Gross Profit and Adjusted EBITDA do not reflect cash requirements for such replacements;

•	Adjusted Operating Income (Loss), Adjusted Net Income and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;

•
Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and

•
other companies, including companies in our industry, may calculate Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income, Adjusted EBITDA, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Non-GAAP Footnotes

(1)
Net income attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, (iii) Abacus International Lanka Pte Ltd of 40%, and (iv) Sabre Bulgaria of 40% beginning in November 2017.

(2)	Depreciation and amortization expenses:

a.
Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date and amortization of the excess basis in our underlying equity in joint ventures.

b.	Depreciation and amortization of property and equipment includes software developed for internal use.

c.	Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(3)
Our Travel Network business at times provides upfront incentive consideration to travel agency subscribers at the inception or modification of a service contract, which are capitalized and amortized to cost of revenue over an average expected life of the service contract, generally over three to five years. This consideration is made with the objective of increasing the number of clients or to ensure or improve customer loyalty. These service contract terms are established such that the supplier and other fees generated over the life of the contract will exceed the cost of the incentive consideration provided upfront. These service contracts with travel agency subscribers require that the customer commit to achieving certain economic objectives and generally have terms requiring repayment of the upfront incentive consideration if those objectives are not met.

(4)
In the fourth quarter 2017, Other, net includes a benefit of $60 million due to a reduction to our liability under the tax receivable agreement ("TRA") primarily due to a provisional adjustment resulting from the enactment of the Tax Cuts and Jobs Act ("TCJA") which reduced the U.S. corporate income tax rate, offset by a loss of $15 million related to debt modification costs associated with a debt refinancing. In the first quarter of 2017, we recognized a $12 million loss in other, net related to debt modification costs associated with our debt refinancing. In 2016, we recognized a gain of $15 million from the sale of our available-for-sale marketable securities. In addition, other, net includes foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(5)
Litigation (reimbursements) costs, net represent charges and legal fee reimbursements associated with antitrust litigation. In 2017, we recorded a $43 million reimbursement, net of accrued legal and related expenses, from a settlement with our insurance carriers with respect to the American Airlines litigation. In 2016, we recorded an accrual of $32 million representing the trebling of the jury award plus our estimate of attorneys' fees, expenses and costs in the US Airways litigation.

(6)
In the three months ended June 30, 2017, we recorded an impairment charge of $92 million associated with net capitalized contract costs related to an Airline Solutions' customer based on our analysis of the recoverability of such amounts. In the fourth quarter of 2017, we recorded an $11 million adjustment to this charge.

(7)
Restructuring and other costs represent charges associated with business restructuring and associated changes implemented which resulted in severance benefits related to employee terminations, integration and facility opening or closing costs and other business reorganization costs. In the second quarter of 2017, we recorded a $25 million charge associated with an announced action to reduce our workforce. In 2016, we recorded a $20 million charge associated with an announced action to reduce our workforce. These reductions aligned our operations with business needs and implemented an ongoing cost and organizational structure consistent with our expected growth needs and opportunities.

(8)
The diluted weighted-average common shares outstanding presented for the three months ended June 30, 2017 differs from GAAP and assumes the inclusion of 1,392,438 common stock equivalents associated with stock options and restricted stock awards. Because we recognized a loss from continuing operations during the three months ended June 30, 2017, the basic weighted-average shares outstanding and the diluted weighted-average shares outstanding are otherwise the same under GAAP.

(9)	Acquisition-related costs represent fees and expenses incurred associated with the acquisition of the Trust Group and Airpas Aviation.